     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1998


                                                      REGISTRATION NO. 333-50981
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                AMENDMENT NO. 3

                            ------------------------

                                   MCMS, INC.
             (Exact name of registrant as specified in its charter)

              IDAHO                               3679                            82-0480109
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                              16399 FRANKLIN ROAD
                                NAMPA, ID 83687
                           TELEPHONE: (208) 898-2600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                 CHRIS J. ANTON
                              16399 FRANKLIN ROAD
                                NAMPA, ID 83687
                           TELEPHONE: (208) 898-2600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                               FREDERICK A. TANNE
                                KIRKLAND & ELLIS
                              153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4675
                           TELEPHONE: (212) 446-4800
                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                           AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF                TO BE               OFFERING PRICE            AGGREGATE               AMOUNT OF
   SECURITIES TO BE REGISTERED           REGISTERED             PER UNIT(1)          OFFERING PRICE(1)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Series B 9 3/4% Senior                                        $1,000 principal
  Subordinated Notes due 2008....       $145,000,000               amount               $145,000,000              $42,775
Series B Floating Interest Rate
  Subordinated Term Securities                                $1,000 principal
  due 2008.......................       $30,000,000                amount               $30,000,000                $8,850
Series B 12 1/2% Senior
  Exchangeable Preferred Stock...       $47,500,000                 $100               $25,000,000(2)            $14,012.50
12 1/2% Subordinated Exchange
  Debentures due 2010............       $47,500,000                 (3)                     (3)                     None
          Total..................       $222,500,000                                    $200,000,000             $65,637.50
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) based upon the book value of the securities
    as of                 , 1998.
(2) The amount of Series B 12 1/2% Senior Exchangeable Preferred Stock being registered is greater than the aggregate offering price because the Company has the option to issue additional shares of Preferred Stock as dividends on the outstanding Preferred Stock.
(3) No further fee is payable pursuant to Rule 457(i).

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                EXPLANATORY NOTE

     This Amendment No. 3 to the Registration Statement on Form S-4 for MCMS, Inc. (File No. 333-50981) is being filed for the sole purpose of including Exhibits 10.18 and 25.1 to such Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Idaho. Sections 30-1-851 and 30-1-856 of the Idaho Business Corporation Act ("Sections 851 and 856") provide, inter alia, that an Idaho corporation may indemnify any person who was or is a party to a proceeding, by reason of the fact he is or was a director or officer of the corporation, if (i) he conducted himself in good faith and reasonably believed that his conduct was in the best interests of the corporation, (ii) his conduct was not opposed to the best interests of the corporation and (iii) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, Sections 851 and 856 prevent a corporation from indemnifying a director in a proceeding brought by or in the right of a corporation that results in a settlement or judgment against the director (other than reasonable expenses incurred in connection with the proceeding), or a proceeding in which the director received an improper financial benefit as a result of his conduct. Furthermore, Section 856 prevents a corporation from indemnifying an officer for conduct that constitutes either an intentional infliction of harm on the corporation or shareholders, or an intentional violation of criminal law. Where a director or officer is successful on the merits or otherwise in the defense of any proceeding referred to above, the corporation must indemnify him against reasonable expenses incurred by him in connection with the proceeding. A director or officer who is a party to a proceeding may also apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that indemnification is (i) required by the Idaho Business Corporation Act or
(ii) fair and reasonable under the relevant circumstances.

     Furthermore, Section 851 authorizes a corporation to provide a broader indemnification to its directors under its articles of incorporation. The Company's Articles of Incorporation provides that the Company must indemnify to the fullest extent authorized by the Idaho Business Corporation Act any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he is or was a director or officer of the Company, or while a director or officer, is or was serving at the request of the Company as a director, officer or agent of another corporation, or a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. The indemnity includes all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     In addition, the Company has entered into indemnification agreements with its officers and other key personnel ("Indemnitee") that requires the Company to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact the Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, be reason of any action or inaction on the part of the Indemnitee while a director, officer, employee or agent or by reason of the fact that the Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, or a partnership, joint venture, trust, or other enterprise, against judgments, penalties, fines (including, without limitation, excise taxes assessed against Indemnitee with respect to an employee benefit plan), settlements and reasonable expenses incurred by Indemnitee in connection with such action, suit or proceeding; provided, however, the Company may not indemnify Indemnitee: (1) if Indemnitee has been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) for any breach of the Indemnitee's duty of loyalty to the Company or its stockholders; (3) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (4) for the liability of Indemnitee provided for under Section 30-1-833 of the Idaho Business Corporation Act; and (5) for any transaction from which the Indemnitee derived an improper personal benefit.

     Section 30-1-857 authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have the power to indemnify him under the Idaho Business Corporation Act. The Articles of Incorporation provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or any other corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss. The Company maintains and has in effect insurance policies covering all of the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  EXHIBITS.


  2.1 Recapitalization Agreement, dated as of December 21, 1997, by and among MCMS, Inc., Micron Electronics, Inc. and
       Cornerstone Equity Investors IV, L.P.*
  2.2  Amended and Restated Recapitalization Agreement, dated as of
       February 1, 1998, by and among MCMS, Inc., Micron
       Electronics, Inc., MEI California, Inc. and Cornerstone
       Equity Investors IV, L.P.*
  2.3  First Amendment to the Amended and Restated Recapitalization
       Agreement, dated as of February 26, 1998, by and among MCMS, Inc., Micron Electronics, Inc., MEI California, Inc. and
       Cornerstone Equity Investors IV, L.P.*
  3.1 Articles of Amendment to the Amended and Restated Articles of Incorporation of MCMS, Inc. and Amended and Restated
       Articles of Incorporation of MCMS, Inc.*
  3.2  Amended and Restated By-laws of MCMS, Inc.*
  4.1 Indenture, dated as of February 26, 1998, by and between MCMS, Inc. and United States Trust Company of New York, as trustee, paying agent and registrar, with respect to 9 3/4%
       Senior Subordinated Notes due 2008 and the Floating Interest
       Rate Subordinated Term Securities due 2008.*
  4.2 Exchange Indenture, dated as of February 26, 1998, by and between MCMS, Inc. and United States Trust Company of New
       York, as paying agent and registrar, with respect to the 12 1/2% Subordinated Exchange Debentures due 2010.*
  4.3 Certificate of Designation, dated as of February 26, 1998, with respect to the 12 1/2% Senior Exchangeable Preferred
       Stock and 12 1/2% Series B Senior Exchangeable Preferred
       Stock.*
  4.4 First Supplemental Indenture, dated as of April 23, 1998 by and between MCMS, Inc. and United States Trust Company of
       New York, as trustee, with respect to 9 3/4% Senior
       Subordinated Notes due 2008 and the Floating Interest Rate
       Subordinated Term Securities due 2008.*
  5.1  Opinion and consent of Kirkland & Ellis.*
  5.2  Opinion and consent of Evans, Keane LLP.*
  8.1  Opinion of Kirkland & Ellis regarding tax consequences.*
 10.1  Management Services Agreement, dated as of February 26,
       1998, by and between MCMS, Inc. and Cornerstone Equity
       Investors, LLC.*
 10.2  Purchase Agreement, dated February 19, 1998, by and between
       MCMS, Inc. and BT Alex. Brown Incorporated.*
 10.3  Registration Rights Agreement, dated as of February 26,
       1998, by and between MCMS, Inc. and BT Alex. Brown
       Incorporated.*
 10.4  Credit Agreement, dated as of February 26, 1998, among MCMS,
       Inc., Bankers Trust Company, as agent, and the other institutions named therein.*
 10.5 Pledge Agreement, dated as of February 26, 1998, by and between MCMS, Inc., and Bankers Trust Company, as collateral agent.*
 10.6  Security Agreement, dated as of February 26, 1998, among
       MCMS, Inc., certain subsidiaries of MCMS, Inc. and Bankers
       Trust Company, as collateral agent.*

 10.7 Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Robert F. Subia.*
 10.8 Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Chris Anton.*
 10.9 Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Jess Asla.*
10.10 Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and John P. McCarvel.*
10.11 Shareholders Agreement, dated as of February 26, 1998, by and among MCMS, Inc., Cornerstone Equity Investors IV, L.P.,
       MEI California, Inc., Randolph Street Partners II, BT
       Investment Partners, Inc. and the other investors named therein.*
10.12  Registration Rights Agreement, dated as of February 26,
       1998, by and among MCMS, Inc., Cornerstone Equity Investors
       IV, L.P., MEI California, Inc., Randolph Street Partners II,
       BT Investment Partners, Inc. and the other investors named therein.*
10.13 MCMS Agreement, dated as of December 21, 1997, by and between MCMS, Inc. and Micron Technology, Inc.*
10.14  Transition Services Agreement, dated as of February 26,
       1998, by and among MCMS, Inc., Micron Electronics, Inc. and
       Micron Technology, Inc.*
10.15 Interim Agreement to Provide Electric Service Agreement, dated as of February 26, 1998, by and among MCMS, Inc., Micron Electronics, Inc. and Idaho Power.*
10.16 Office Lease, dated as of November 1, 1996, by and between MCMS, Inc. and Micron Electronics, Inc., as amended.*
10.17 Tenancy Agreement, dated as of October 1, 1996, by and between MCMS, Sdn. Bhd. and R.S. Roadstar Electronics, Sdn.
       Bhd., as amended.*
10.18  Lease, dated as of December 1994, by and between MCMS, Inc.
       and Tri-Center South Limited Partnership, as amended.**
10.19  Frame Manufacturing Agreement, dated as of November 18,
       1997, by and between Alcatel Bell N.V. and MCMS Belgium
       S.A.*
10.20  Stock Option Plan.*
10.21  Form of Indemnification Agreement.*
10.22  Patent and Invention Disclosure Assignment and License
       Agreement, dated as of February 26, 1998, by and between Micron Electronics, Inc. and MCMS, Inc.*
10.23 Know-How License Agreement, dated as of February 26, 1998, by and between Micron Electronics, Inc. and MCMS, Inc.*
10.24 Forbearance Agreement, dated as of February 26, 1998, by and between Micron Electronics, Inc. and MCMS, Inc.*
 16.1  Letter re Change in Certifying Accountant.*
 21.1  Subsidiaries of MCMS, Inc.*
 23.1  Consent of Coopers & Lybrand L.L.P.*
 23.2  Consent of Kirkland & Ellis (included in Exhibit 5.1).
 23.3  Consent of Evans, Keane LLP (included in Exhibit 5.2).
 24.1  Powers of Attorney (included on page II-5).*
 25.1  Statement of Eligibility of Trustee.**
 27.1  Financial Data Schedule.*
 99.1  Form of Letter of Transmittal.*
 99.2  Form of Notice of Guaranteed Delivery.*
 99.3  Form of Tender Instructions.*


---------------

 * Previously filed.


** Filed with Amendment No. 3.


(b) FINANCIAL STATEMENT SCHEDULES.

     Financial statement schedules of the Company for which provision is made in the applicable accounting regulations of the Commission are not required, are inapplicable or have been disclosed in the notes to the financial statements and therefore have been omitted.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (5) That every prospectus: (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nampa, State of Idaho, on June 25, 1998.


                                          MCMS, Inc.

                                          By: /s/    ROBERT F. SUBIA
                                            ------------------------------------
                                            Name: Robert F. Subia
                                            Title:  President and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of Robert F. Subia or Chris Anton, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of MCMS, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:


                       NAME                                         TITLE                      DATE
                       ----                                         -----                      ----

                /s/ ROBERT F. SUBIA                  President, Chief Executive Officer   June 25, 1998
---------------------------------------------------        and President (Principal
                  Robert F. Subia                             Executive Officer)

                         *                            Vice President, Finance and Chief   June 25, 1998
---------------------------------------------------      Financial Officer (Principal
                  Chris J. Anton                       Financial Officer and Accounting
                                                                   Officer)

                         *                               Vice President, Operations       June 25, 1998
---------------------------------------------------
                     Jess Asla

                         *                           Vice President, Strategic Business   June 25, 1998
---------------------------------------------------               Development
                 John P. McCarvel

                         *                                        Director                June 25, 1998
---------------------------------------------------
                R. Stephen Cheheyl

                       NAME                                         TITLE                      DATE
                       ----                                         -----                      ----
                       /s/ *                                      Director                June 25, 1998
---------------------------------------------------
                  Finis F. Conner

                       /s/ *                                      Director                June 25, 1998
---------------------------------------------------
                  John A. Downer

                       /s/ *                                      Director                June 25, 1998
---------------------------------------------------
                C. Nicholas Keating

                       /s/ *                                      Director                June 25, 1998
---------------------------------------------------
                 Michael E. Najjar

                       /s/ *                                      Director                June 25, 1998
---------------------------------------------------
                    Mark Rossi

               * /s/ ROBERT F. SUBIA
 -------------------------------------------------
                  Robert F. Subia
                As Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                          SEQUENTIALLY
EXHIBIT                                                                     NUMBERED
NUMBER                            DESCRIPTION                                 PAGE
-------                           -----------                             ------------
   2.1    Recapitalization Agreement, dated as of December 21, 1997, by and among MCMS, Inc., Micron Electronics, Inc. and
          Cornerstone Equity Investors IV, L.P.*
   2.2    Amended and Restated Recapitalization Agreement, dated as of
          February 1, 1998, by and among MCMS, Inc., Micron
          Electronics, Inc., MEI California, Inc. and Cornerstone
          Equity Investors IV, L.P.*
   2.3    First Amendment to the Amended and Restated Recapitalization
          Agreement, dated as of February 26, 1998, by and among MCMS,
          Inc., Micron Electronics, Inc., MEI California, Inc. and
          Cornerstone Equity Investors IV, L.P.*
   3.1    Articles of Amendment to the Amended and Restated Articles
          of Incorporation of MCMS, Inc. and Amended and Restated
          Articles of Incorporation of MCMS, Inc.*
   3.2    Amended and Restated By-laws of MCMS, Inc.*
   4.1    Indenture, dated as of February 26, 1998, by and between
          MCMS, Inc. and United States Trust Company of New York, as
          trustee, paying agent and registrar, with respect to 9 3/4%
          Senior Subordinated Notes due 2008 and the Floating Interest
          Rate Subordinated Term Securities due 2008.*
   4.2    Exchange Indenture, dated as of February 26, 1998, by and
          between MCMS, Inc. and United States Trust Company of New
          York, as paying agent and registrar, with respect to the
          12 1/2% Subordinated Exchange Debentures due 2010.*
   4.3    Certificate of Designation, dated as of February 26, 1998, with respect to the 12 1/2% Senior Exchangeable Preferred
          Stock and 12 1/2% Series B Senior Exchangeable Preferred
          Stock.*
   4.4    First Supplemental Indenture, dated as of April 23, 1998 by and between MCMS, Inc. and United States Trust Company of
          New York, as trustee, with respect to 9 3/4% Senior
          Subordinated Notes due 2008 and the Floating Interest Rate
          Subordinated Term Securities due 2008.*
   5.1    Opinion and consent of Kirkland & Ellis.*
   5.2    Opinion and consent of Evans, Keane LLP.*
   8.1    Opinion of Kirkland & Ellis regarding tax consequences.*
  10.1    Management Services Agreement, dated as of February 26,
          1998, by and between MCMS, Inc. and Cornerstone Equity
          Investors, LLC.*
  10.2    Purchase Agreement, dated February 19, 1998, by and between
          MCMS, Inc. and BT Alex. Brown Incorporated.*
  10.3    Registration Rights Agreement, dated as of February 26,
          1998, by and between MCMS, Inc. and BT Alex. Brown
          Incorporated.*
  10.4    Credit Agreement, dated as of February 26, 1998, among MCMS,
          Inc., Bankers Trust Company, as agent, and the other
          institutions named therein.*
  10.5    Pledge Agreement, dated as of February 26, 1998, by and
          between MCMS, Inc., and Bankers Trust Company, as collateral agent.*
  10.6    Security Agreement, dated as of February 26, 1998, among
          MCMS, Inc., certain subsidiaries of MCMS, Inc. and Bankers
          Trust Company, as collateral agent.*
  10.7    Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Robert F. Subia.*
  10.8    Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Chris Anton.*
  10.9    Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Jess Asla.*
 10.10    Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and John P. McCarvel.*

                                                                          SEQUENTIALLY
EXHIBIT                                                                     NUMBERED
NUMBER                            DESCRIPTION                                 PAGE
-------                           -----------                             ------------
 10.11    Shareholders Agreement, dated as of February 26, 1998, by
          and among MCMS, Inc., Cornerstone Equity Investors IV, L.P.,
          MEI California, Inc., Randolph Street Partners II, BT
          Investment Partners, Inc. and the other investors named
          therein.*
 10.12    Registration Rights Agreement, dated as of February 26,
          1998, by and among MCMS, Inc., Cornerstone Equity Investors
          IV, L.P., MEI California, Inc., Randolph Street Partners II,
          BT Investment Partners, Inc. and the other investors named therein.*
 10.13    MCMS Agreement, dated as of December 21, 1997, by and
          between MCMS, Inc. and Micron Technology, Inc.*
 10.14    Transition Services Agreement, dated as of February 26,
          1998, by and among MCMS, Inc., Micron Electronics, Inc. and
          Micron Technology, Inc.*
 10.15    Interim Agreement to Provide Electric Service Agreement,
          dated as of February 26, 1998, by and among MCMS, Inc.,
          Micron Electronics, Inc. and Idaho Power.*
 10.16    Office Lease, dated as of November 1, 1996, by and between
          MCMS, Inc. and Micron Electronics, Inc., as amended.*
 10.17    Tenancy Agreement, dated as of October 1, 1996, by and
          between MCMS, Sdn. Bhd. and R.S. Roadstar Electronics, Sdn.
          Bhd., as amended.*
 10.18    Lease, dated as of December 1994, by and between MCMS, Inc.
          and Tri-Center South Limited Partnership, as amended.**
 10.19    Frame Manufacturing Agreement, dated as of November 18,
          1997, by and between Alcatel Bell N.V. and MCMS Belgium
          S.A.*
 10.20    Stock Option Plan.*
 10.21    Form of Indemnification Agreement.*
 10.22    Patent and Invention Disclosure Assignment and License
          Agreement, dated as of February 26, 1998, by and between
          Micron Electronics, Inc. and MCMS, Inc.*
 10.23    Know-How License Agreement, dated as of February 26, 1998, by and between Micron Electronics, Inc. and MCMS, Inc.*
 10.24    Forbearance Agreement, dated as of February 26, 1998, by and between Micron Electronics, Inc. and MCMS, Inc.*
  16.1    Letter re Change in Certifying Accountant.*
  21.1    Subsidiaries of MCMS, Inc.*
  23.1    Consent of Coopers & Lybrand L.L.P.*
  23.2    Consent of Kirkland & Ellis (included in Exhibit 5.1).
  23.3    Consent of Evans, Keane LLP (included in Exhibit 5.2).
  24.1    Powers of Attorney (included on page II-5).*
  25.1    Statement of Eligibility of Trustee.**
  27.1    Financial Data Schedule.*
  99.1    Form of Letter of Transmittal.*
  99.2    Form of Notice of Guaranteed Delivery.*
  99.3    Form of Tender Instructions.*


---------------

 * Previously filed.


** Filed with Amendment No. 3.